NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Visit us online at www.alleghenyenergy.com

Media contact:	Investor contact:
Fred Solomon	Max Kuniansky
Manager, Corporate Communications	Executive Director, Investor Relations
Phone: (724) 838-6650	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: fsolomo@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Reports Third Quarter 2005 Results

GREENSBURG, Pa., October 27, 2005 – Allegheny Energy, Inc. (NYSE: AYE) today announced consolidated net income of $35.7 million, or $0.21 per diluted share, for the third quarter of 2005, compared with a net loss of $376.8 million, or a net loss of $2.40 per diluted share, for the same period in 2004.

To provide a better understanding of core results and trends, Allegheny Energy also reported adjusted financial results, which are non-GAAP financial measures. Adjusted net income from continuing operations was $74.8 million, or $0.45 per diluted share, for the third quarter of 2005. The adjusted 2005 results exclude costs of $32.6 million (pre-tax) for the redemption of Allegheny’s 10.25% and 13% Senior Notes, a $30.5 million (pre-tax) impairment charge associated with the planned sale of the company’s Ohio service territory and insurance proceeds of $11.0 million (pre-tax) related to the 2004 extended outage at the Hatfield’s Ferry power station. Also excluded is a $7.8 million after-tax loss from discontinued operations.

For the third quarter of 2004, net income from continuing operations was $50.6 million, or $0.37 per diluted share, excluding a $427.5 million after-tax loss from discontinued operations. Impairment charges associated with asset sales, which are described later in this release, were the primary reason for last year’s loss from discontinued operations. A reconciliation of non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

“I am pleased to report that our earnings were up substantially in the third quarter. Increased output from our power plants and higher market prices for power, together with lower recurring interest expense, were the key drivers of our improved results,” said Allegheny Energy Chairman, President and Chief Executive Officer Paul J. Evanson. “We completed the sale of our West Virginia natural gas operations and Wheatland peaking facility in the third quarter, and we are running ahead of our debt reduction target. We expect to continue delivering earnings growth well above the industry average next year and beyond.”

Third Quarter Consolidated Results

Income from continuing operations before income taxes and minority interest was $65.3 million for the third quarter of 2005. With the adjustments mentioned above, adjusted income from continuing operations before income taxes and minority interest was $117.4 million, an increase of $46.6 million compared with the same period in 2004. Key factors contributing to the improved results include:

•

Operating revenues increased by $121.8 million compared to the same period in 2004, largely as a result of higher market prices for power, increased power plant output, and the inception of market-based rates for certain commercial and industrial customers in Maryland.

•

Fuel, purchased power and transmission expense increased by $86.5 million, reflecting higher coal costs, increased fuel consumption due to higher plant output and power purchases at market-based rates in Maryland and Ohio.

•

Operations and maintenance expense, excluding the insurance proceeds previously mentioned, increased by $2.9 million. The increase reflects higher litigation reserves, largely offset by lower special maintenance spending at power plants and lower costs for insurance and uncollectible accounts.

•	Interest expense, excluding the debt redemption costs previously mentioned, decreased by $10.9 million. The decrease reflects benefits from debt reduction and debt refinancing.

The $30.5 million pre-tax impairment charge on the planned sale of the Ohio service territory includes the estimated value of a related power sale agreement, partly offset by proceeds in excess of the net book value of the assets. Allegheny has agreed to sell power to the buyer at $45 per megawatt-hour from the time of the closing through May 31, 2007. The $45 rate is substantially above Allegheny’s current average rate in Ohio, but below current market prices for power.

Adjusted earnings from continuing operations before interest, taxes, depreciation and amortization (adjusted EBITDA) for the third quarter of 2005 were $274.2 million, a $31.0 million increase from the third quarter of 2004. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of EBITDA to GAAP financial measures and details on the calculation of EBITDA, see the reconciliation of non-GAAP financial measures attached to this release.

Third Quarter Segment Results

Delivery and Services: The Delivery and Services segment reported income from continuing operations of $10.7 million for the third quarter of 2005, a decrease of $19.5 million compared to the same quarter of the prior year. The decrease was due to the $30.5 million (pre-tax) impairment charge on the Ohio sale and higher litigation reserves, partly offset by improved results from core operations. Operating revenues increased by $41.7 million, reflecting growth in the number of customers and warmer weather compared to the same period in 2004. Kilowatt- hour sales increased by 4.8 percent. Cooling degree-days for the third quarter of 2005 were 55 percent higher than the prior year, and 42 percent above normal. The inception of market-based rates for certain commercial and industrial customers in Maryland affected both revenues and purchased power. Purchased power cost increased by $41.5 million from the prior period. Interest expense decreased by $6.5 million, and income tax expense decreased by $8.4 million.

Generation and Marketing: The Generation and Marketing segment reported income from continuing operations of $32.7 million for the third quarter of 2005, an increase of $12.1 million compared to the same period in the prior year. Segment results were adversely affected by a $28.6 million increase in interest expense due to the previously mentioned debt redemption costs. Revenues increased by $78.8 million, driven by a 5.7 percent increase in power plant output and higher prices in the regional power market. Fuel costs increased by $48.4 million due to higher coal prices and increased generation. Operations and maintenance expenses decreased by $15.3 million, primarily as a result of the insurance proceeds previously mentioned.

Discontinued Operations: For the third quarter of 2005, Allegheny Energy reported an after-tax loss of $7.8 million on discontinued operations, compared to a loss of $427.5 million in the same quarter of the prior year. The 2005 loss reflects the results of the West Virginia natural gas operations and the Gleason generating facility. The 2004 loss was largely due to impairment charges related to Allegheny’s decision to sell its Midwestern peaking facilities and West Virginia natural gas operations. All of those sales, with the exception of Gleason, have been completed.

Nine-Month Consolidated Results

For the first nine months of 2005, Allegheny reported consolidated net income of $59.9 million, or $0.38 per diluted share, as compared to a net loss of $383.0 million, or a net loss of $2.97 per diluted share, for the same period in the prior year. Results for the nine-month period in 2004 reflected a loss from discontinued operations ($431.5 million after tax) and the adverse effect of unplanned outages at the Pleasants and Hatfield’s Ferry power stations.

Adjusted net income from continuing operations was $146.1 million, or $0.90 per diluted share, for the first nine months of 2005, compared to $21.7 million, or $0.17 per diluted share, for the same period in the prior year. Adjusted results for both nine-month periods exclude the items detailed in the attached reconciliation of non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will comment further on these results in an investor conference call at 9:30 a.m. Eastern Time on Friday, October 28, 2005. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. A taped replay of the call will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; regulatory matters; and asset sales or transfers. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; any failure to consummate, or delay in the consummation of, any contemplated asset sales or transfers; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies and accounting issues facing our company; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2005	2004	2005	2004
Operating revenues	$845,064	$723,279	$2,313,744	$2,067,624

Operating expenses:
Fuel consumed in electric generation	211,428	163,136	551,454	465,940
Purchased power and transmission	124,111	85,926	337,176	246,816
Impairment charge on Ohio T&D assets	30,500	--	30,500	--
Deferred energy costs, net	(4,181)	(1,688)	(4,800)	435
Operations and maintenance	182,095	190,213	545,678	623,855
Depreciation and amortization	76,724	75,057	230,493	222,894
Taxes other than income taxes	53,300	51,552	160,096	149,665

Total operating expenses	673,977	564,196	1,850,597	1,709,605

Operating income	171,087	159,083	463,147	358,019

Other income and expenses, net	7,294	3,115	33,781	15,598

Interest expense and preferred dividends:
Interest expense	111,803	90,112	365,874	300,978
Preferred dividends of subsidiary	1,259	1,259	3,778	3,778

Total interest expense and preferred dividends	113,062	91,371	369,652	304,756

Income from continuing operations before income taxes and minority interest	65,319	70,827	127,276	68,861

Income tax expense from continuing operations	21,428	26,126	54,619	25,196

Minority interest in net income (loss) of subsidiaries	433	(5,943)	900	(4,804)

Income from continuing operations	43,458	50,644	71,757	48,469

Loss from discontinued operations, net of tax	(7,758)	(427,487)	(11,822)	(431,489)

Net income (loss)	$35,700	$(376,843)	$59,935	$(383,020)

Common Shares Data:
Weighted average common shares outstanding
Basic	162,711	127,117	152,379	127,020
Diluted	166,784	154,218	166,017	128,735
Basic income (loss) per common share:
Income from continuing operations	$0.27	$0.40	$0.47	$0.38
Loss from discontinued operations, net	(0.05)	(3.36)	(0.08)	(3.40)

Net income (loss) per common share	$0.22	$(2.96)	$0.39	$(3.02)

Diluted income (loss) per common share:
Income from continuing operations	$0.26	$0.37	$0.45	$0.38
Loss from discontinued operations, net	(0.05)	(2.77)	(0.07)	(3.35)

Net Income (loss) per common share	$0.21	$(2.40)	$0.38	$(2.97)

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	September 30, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$344,052	$189,482
Accounts receivable:
Customer	204,906	164,666
Unbilled utility revenue	126,287	145,498
Wholesale and other	81,707	32,966
Allowance for uncollectible accounts	(16,585)	(19,854)
Materials and supplies	97,228	100,054
Fuel	61,093	61,812
Deferred income taxes	102,598	44,590
Prepaid taxes	55,871	46,900
Assets held for sale	2,274	150,031
Collateral deposits	139,661	88,708
Commodity contracts	11,862	13,523
Restricted funds	22,888	228,857
Regulatory assets	42,234	37,626
Other	15,197	20,273

Total current assets	1,291,273	1,305,132

Property, Plant and Equipment, Net:
Generation	5,717,427	5,695,851
Transmission	1,019,052	1,015,751
Distribution	3,418,859	3,366,217
Other	446,517	463,515
Accumulated depreciation	(4,468,666)	(4,341,282)

Subtotal	6,133,189	6,200,052
Construction work in progress	111,741	102,966

Total property, plant and equipment, net	6,244,930	6,303,018

Investments and Other Assets:
Assets held for sale	71,902	340,457
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	28,711	29,991
Intangible assets	32,821	33,215
Other	48,165	46,628

Total investments and other assets	548,886	817,578

Deferred Charges:
Commodity contracts	1,608	3,667
Regulatory assets	552,220	562,843
Other	40,423	52,902

Total deferred charges	594,251	619,412

Total Assets	$8,679,340	$9,045,140

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

(unaudited)

(In thousands)	September 30, 2005	December 31, 2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Long-term debt due within one year	$78,415	$385,142
Accounts payable	252,945	223,584
Accrued taxes	114,575	112,866
Commodity contracts	98,456	40,835
Accrued interest	105,049	61,726
Liabilities associated with assets held for sale	1,718	37,471
Other	143,021	144,082

Total current liabilities	794,179	1,005,706

Long-term Debt	4,153,615	4,540,764

Deferred Credits and Other Liabilities:
Commodity contracts	35,787	56,501
Investment tax credit	78,551	83,307
Deferred income taxes	710,665	635,374
Obligations under capital leases	18,266	23,788
Regulatory liabilities	454,603	453,913
Adverse power purchase commitment	188,512	201,377
Liabilities associated with assets held for sale	9,220	89,356
Other	455,368	505,620

Total deferred credits and other liabilities	1,950,972	2,049,236

Minority Interest	22,301	21,618

Preferred Stock of Subsidiary	74,000	74,000

Common Stockholders’ Equity:
Common stock—$1.25 par value per share, 260,000,000 shares authorized, 162,865,654 and 137,430,137 shares issued, and 162,816,161 and 137,380,644 shares outstanding at September 30, 2005 and December 31, 2004, respectively	203,582	171,788
Other paid-in capital	1,875,551	1,600,215
Accumulated deficit	(247,753)	(307,690)
Treasury stock	(1,756)	(1,756)
Accumulated other comprehensive loss	(145,351)	(108,741)

Total common stockholders’ equity	1,684,273	1,353,816

Total Liabilities and Stockholders’ Equity	$8,679,340	$9,045,140

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

(unaudited)

	Three months ended September 30, 2005				Three months ended September 30, 2004
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$731.0	$496.4	$(382.4)	$845.0	$689.3	$417.6	$(383.6)	$723.3

Fuel consumed in electric generation	--	(211.5)	--	(211.5)	--	(163.1)	--	(163.1)
Purchased power and transmission	(485.2)	(18.5)	379.6	(124.1)	(443.7)	(23.4)	381.2	(85.9)
Impairment charge on Ohio T&D assets	(30.5)	--	--	(30.5)	--	--	--	--
Deferred energy costs, net	4.2	--	--	4.2	1.7	--	--	1.7
Operations and maintenance	(112.1)	(72.8)	2.8	(182.1)	(104.5)	(88.1)	2.4	(190.2)
Depreciation and amortization	(38.2)	(38.5)	--	(76.7)	(37.4)	(37.7)	--	(75.1)
Taxes other than income taxes	(32.9)	(20.4)	--	(53.3)	(32.9)	(18.7)	--	(51.6)

Total operating expenses	(694.7)	(361.7)	382.4	(674.0)	(616.8)	(331.0)	383.6	(564.2)

Operating income	36.3	134.7	--	171.0	72.5	86.6	--	159.1
Other income and expenses, net	4.7	3.0	(0.4)	7.3	2.9	0.4	(0.2)	3.1
Interest expense and preferred dividends	(25.0)	(88.5)	0.4	(113.1)	(31.5)	(59.9)	0.1	(91.3)

Income from continuing operations before income taxes and minority interest	16.0	49.2	--	65.2	43.9	27.1	(0.1)	70.9
Income tax expense from continuing operations	(5.3)	(16.1)	--	(21.4)	(13.7)	(12.4)	--	(26.1)
Minority interest	--	(0.4)	--	(0.4)	--	5.9	--	5.9

Income from continuing operations	10.7	32.7	--	43.4	30.2	20.6	(0.1)	50.7
Loss from discontinued operations, net of tax	(6.8)	(0.9)	--	(7.7)	(25.2)	(402.4)	0.1	(427.5)

Net income (loss)	$3.9	$31.8	$--	$35.7	$5.0	$(381.8)	$--	$(376.8)

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

RESULTS BY BUSINESS SEGMENT

(unaudited)

	Nine months ended September 30, 2005				Nine months ended September 30, 2004
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$2,133.6	$1,317.8	$(1,137.7)	$2,313.7	$2,069.2	$1,160.4	$(1,162.0)	$2,067.6

Fuel consumed in electric generation	--	(551.5)	--	(551.5)	--	(465.9)	--	(465.9)
Purchased power and transmission	(1,406.3)	(61.5)	1,130.6	(337.2)	(1,336.3)	(65.0)	1,154.5	(246.8)
Impairment charge on Ohio T&D assets	(30.5)	--	--	(30.5)	--	--	--	--
Deferred energy costs, net	4.8	--	--	4.8	(0.4)	--	--	(0.4)
Operations and maintenance	(296.3)	(256.4)	7.1	(545.6)	(309.2)	(322.2)	7.5	(623.9)
Depreciation and amortization	(115.3)	(115.2)	--	(230.5)	(111.1)	(111.8)	--	(222.9)
Taxes other than income taxes	(98.9)	(61.2)	--	(160.1)	(96.7)	(53.0)	--	(149.7)

Total operating expenses	(1,942.5)	(1,045.8)	1,137.7	(1,850.6)	(1,853.7)	(1,017.9)	1,162.0	(1,709.6)

Operating income	191.1	272.0	--	463.1	215.5	142.5	--	358.0
Other income and expenses, net	16.9	17.6	(0.7)	33.8	14.4	1.4	(0.2)	15.6
Interest expense and preferred dividends	(102.0)	(268.3)	0.6	(369.7)	(97.1)	(207.7)	0.1	(304.7)

Income (loss) from continuing operations before income taxes and minority interest	106.0	21.3	(0.1)	127.2	132.8	(63.8)	(0.1)	68.9
Income tax (expense) benefit from continuing operations	(28.7)	(25.9)	--	(54.6)	(49.2)	24.0	--	(25.2)
Minority interest	--	(0.9)	--	(0.9)	--	4.8	--	4.8

Income (loss) from continuing operations	77.3	(5.5)	(0.1)	71.7	83.6	(35.0)	(0.1)	48.5
Loss from discontinued operations, net of tax	(2.5)	(9.4)	0.1	(11.8)	(15.4)	(416.2)	0.1	(431.5)

Net income (loss)	$74.8	$(14.9)	$--	$59.9	$68.2	$(451.2)	$--	$(383.0)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$65.3	$35.7	$0.21

Adjustments:
Loss from discontinued operations		7.8
Receipt of Hatfield power station insurance proceeds[1]	(11.0)	(6.8)
Redemption costs of 10.25% and 13.0% Senior Notes[2]	32.6	20.1
Impairment charge on Ohio T&D assets	30.5	18.0
Adjusted Income	$117.4	$74.8	$0.45

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$35.7
Loss from discontinued operations		7.8
Interest expense and preferred dividends		113.1
Income tax expense		21.4
Depreciation and amortization		76.7
EBITDA from continuing operations		254.7
Receipt of Hatfield power station insurance proceeds		(11.0)
Impairment charge on Ohio T&D assets		30.5
Adjusted EBITDA from continuing operations		$274.2

THREE MONTHS ENDED SEPTEMBER 30, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET (LOSS) INCOME	DILUTED (LOSS) INCOME PER SHARE
Calculation of Adjusted Income (Loss):
Income (Loss) - GAAP basis	$70.8	$(376.8)	$(2.40)

Adjustments:
Loss from discontinued operations		427.4
Adjusted Income	$70.8	$50.6	$0.37

Calculation of Adjusted EBITDA:
Net Loss - GAAP basis		$(376.8)
Loss from discontinued operations		427.4
Interest expense and preferred dividends		91.4
Income tax expense		26.1
Depreciation and amortization		75.1
EBITDA from continuing operations		243.2
No adjustments		--
Adjusted EBITDA from continuing operations		$243.2

FOOTNOTES:

1 This amount is included in operations and maintenance expense on the Consolidated Statement of Operations.

2 This amount is included in interest expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income - GAAP basis	$127.3	$59.9	$0.38

Adjustments:
Loss from discontinued operations		11.8
Interest expense related to Merrill Lynch summary judgment[1]	38.5	24.3
Expense related to conversion of trust preferred securities[2]	47.2	29.8
Cash receipt from former trading executive’s forfeited assets [3]	(11.2)	(6.9)
Receipt of Hatfield power station insurance proceeds[4]	(17.7)	(10.9)
Redemption costs of 10.25% and 13.0% Senior Notes[2]	32.6	20.1
Impairment charge on Ohio T&D assets	30.5	18.0
Adjusted Income	$247.2	$146.1	$0.90

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$59.9
Loss from discontinued operations		11.8
Interest expense and preferred dividends		369.7
Income tax expense		54.6
Depreciation and amortization		230.5
EBITDA from continuing operations		726.5
Cash receipt from former trading executive’s forfeited assets		(11.2)
Receipt of Hatfield power station insurance proceeds		(17.7)
Impairment charge on Ohio T&D assets		30.5
Adjusted EBITDA from continuing operations		$728.1

NINE MONTHS ENDED SEPTEMBER 30, 2004	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET (LOSS) INCOME	DILUTED (LOSS) INCOME PER SHARE
Calculation of Adjusted Income (Loss):
Income (Loss) - GAAP basis	$68.9	$(383.0)	$(2.97)

Adjustments:
Loss from discontinued operations		431.5
Gain on California contract escrow release[5]	(68.1)	(39.2)
Write-off of 2003 financing costs[2]	14.1	8.1
Gain on land sale, New York office space charge, net[6]	(4.2)	(2.4)
Loss on release of gas pipeline capacity[7]	11.7	6.7
Adjusted Income[8]	$22.4	$21.7	$0.17

Calculation of Adjusted EBITDA:
Net Loss - GAAP basis		$(383.0)
Loss from discontinued operations		431.5
Interest expense and preferred dividends		304.8
Income tax expense		25.2
Depreciation and amortization		222.9
EBITDA from continuing operations		601.4
Gain on California contract escrow release		(68.1)
Gain on land sale, New York office space charge, net		(4.2)
Loss on release of gas pipeline capacity		11.7
Adjusted EBITDA from continuing operations[8]		$540.8

FOOTNOTES:

1 This amount is included in interest expense on the Consolidated Statement of Operations. This amount represents the estimated interest owed to Merrill Lynch from March 16, 2001 thru March 31, 2005. It does not include interest accrued subsequent to March 31, 2005.

2 These amounts are included in interest expense on the Consolidated Statements of Operations.

3 This amount is included in other income and expenses, net, on the Consolidated Statement of Operations.

4 This amount is included in operations and maintenance expense on the Consolidated Statement of Operations.

5 This amount is included in operating revenues on the Consolidated Statement of Operations.

6 These amounts are included in other income and expenses, net, and operations and maintenance expense on the Consolidated Statement of Operations.

7 This amount is included in purchased power and transmission on the Consolidated Statement of Operations.

8 Not adjusted for $9.2 million of charges related to Allegheny Ventures for write-downs of inventory and discontinued product ($4.3 million), equity interests ($2.3 million) and adjustments in revenue recognition for a percentage of completion contract ($2.6 million).

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions) (unaudited)

ADJUSTED EXPENSES	THREE MONTHS ENDED SEPTEMBER 30, 2005	THREE MONTHS ENDED SEPTEMBER 30, 2004
Operations and maintenance:
As reported	$182.1	$190.2

Receipt of Hatfield power station insurance proceeds	11.0	--
As Adjusted	$193.1	$190.2

Interest expense and preferred dividends of subsidiary:
As reported	$113.1	$91.4

Redemption costs of 10.25% and 13.0% Senior Notes	(32.6)	--
As Adjusted	$80.5	$91.4

Allegheny Energy, Inc. and Subsidiaries
Operating Statistics

Unaudited
Three Months Ended September 30,

	2005	2004	Change
Delivery and Services:
Electricity sales (million kWh, including wholesale)	12,247	11,683	4.8%
Usage per customer (kWh):
Residential	3,251	2,869	13.3%
Commercial	16,392	15,696	4.4%
Industrial	178,101	187,088	-4.8%

Generation and Marketing:
Generation (million kWh)	13,188	12,479	5.7%

Unaudited
Nine Months Ended September 30,

	2005	2004	Change
Delivery and Services:
Electricity sales (million kWh, including wholesale)	36,117	35,371	2.1%
Usage per customer (kWh):
Residential	9,420	9,064	3.9%
Commercial	46,078	45,185	2.0%
Industrial	552,996	565,673	-2.2%

Generation and Marketing:
Generation (million kWh)	36,574	34,929	4.7%